UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

Collaboration and License Agreement

On July 30, 2025, Viridian Therapeutics, Inc. (the “Company”) and Kissei Pharmaceutical Co., Ltd. (“Kissei”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) pursuant to which the Company granted to Kissei an exclusive license to develop and commercialize products containing veligrotug and VRDN-003, each differentiated humanized monoclonal antibodies targeting IGF-1R for potential treatments, including treatment of thyroid eye disease, in Japan, and a non-exclusive license to manufacture such licensed products worldwide for use in Japan under certain limited circumstances.

Under the terms of the Collaboration Agreement, the Company will receive an upfront payment of $70.0 million, and will be eligible to receive up to an additional $315.0 million upon the achievement of certain development, regulatory and sales milestones. The Company will also receive tiered royalties in percentages ranging from the twenties to the mid-thirties based on future net sales of licensed products as set forth in the Collaboration Agreement.

Kissei will be responsible for developing and seeking regulatory approval of the licensed products in Japan, subject to oversight from a joint steering committee. Following regulatory approval, Kissei will be responsible for commercializing the licensed products in Japan. Except in certain limited circumstances, the Company will be responsible for manufacturing and supplying the licensed products for Kissei’s developmental and commercial use in Japan.

The term of the Collaboration Agreement will expire in its entirety upon the expiration of the royalty term for all licensed products and satisfaction of certain payment obligations as set forth in the Collaboration Agreement, unless earlier terminated by the parties in accordance with the terms of the Collaboration Agreement.

The foregoing description of the terms of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the text of the Collaboration Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2025.

Item 7.01	Regulation FD Disclosure

On July 30, 2025, the Company issued a press release announcing entry into the Collaboration Agreement.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01	Exhibits

(d) Exhibits.

99.1	Press release, dated July 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viridian Therapeutics, Inc.

Date: July 30, 2024	By:	/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer